                     The duPont Investment Fund 57289, Inc.
                 Satisfies $7 Million Investment Agreement With
                       SkyWay Communications Holding Corp.

SkyWay Communications Holding Corp. (SWYC) announced today the completion of the financial and business transactions that satisfies it's previously announced
Agreement with the duPont Investment Fund 57289, Inc. The original terms have been revised, including an increased role by the Fund in the identification of new business development (domestic and international) and investment opportunities.

Mr. R. duPont, stated, "I'm very pleased with my continuing relationship with
SkyWay, and from a business perspective it made more sense to increase the
Fund's participation with SkyWay and to assist them in completing their full business requirements. To accomplish this goal, the duPont Fund recently funded a third party independent valuation of SkyWay, which concluded that with sufficient funding to implement their business plan, SkyWay could be valued at over $500 Million. With current outstanding shares, this translates SkyWay into a per share market value well in excess of what the market currently values
SkyWay today". Mr. duPont added, "My introduction of SkyWay to the Lantax
Investment Group, has presented SkyWay with the opportunity to secure the funding required to complete their air-to-ground network and move forward with their commercial airline initiatives.

Brent Kovar, President of SkyWay Communications Holding Corp. acknowledged, "I truly appreciate the sincere efforts of Mr. duPont on behalf of SkyWay, and all of its shareholders. SkyWay will definitely benefit from the increased participation of Mr. duPont and the Fund. In addition to funding the independent third party valuation, he was instrumental in introducing us to Lantax. As a result, we may soon have all of the necessary funds in place to resume our original schedule and complete our mission."

About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corporation is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the

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Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Investor Relations Contacts:

      Steve Klein
      Skyway Communications Holding Corp.
      727-535-8211 ext. 2480
      sklein@swyc.us
      www.skywayaircraftsecurity.com